  Exhibit 4.4

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.
6011 Connection Drive
Irving, Texas 75039

August 16, 2016

Meridian Waste Solutions, Inc.
12540 Broadwell Road
Suite 1203
Milton, GA 30004
Attention: Jeff Cosman

Waiver and Amendment Letter
Ladies and Gentlemen:
We refer to that certain Credit and Guaranty Agreement, dated as of December 22, 2015, by and among HERE TO SERVE – MISSOURI WASTE DIVISION, LLC, a Missouri limited liability company (“HTS MWD”), HERE TO SERVE – GEORGIA WASTE DIVISION, LLC, a Georgia limited liability company (“HTS GWD”), BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP., a New York corporation (“BCDA”), MERIDIAN LAND COMPANY, LLC, a Georgia limited liability company (“MLC”), CHRISTIAN DISPOSAL, LLC, a Missouri limited liability company (“Christian Disposal”), and FWCD, LLC, a Missouri limited liability company (“FWCD” and together with HTS MWD, HTS GWD, BCDA, MLC, and Christian Disposal, the “Companies” and each, a “Company”), MERIDIAN WASTE SOLUTIONS, INC., a New York corporation (“Holdings”) and certain subsidiaries of Holdings, the Lenders from time to time party thereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Lead Arranger, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of March 9, 2016, and by that certain Second Amendment to Credit and Guaranty Agreement, dated as of July 19, 2016 (and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.
Waiver
At your request, with respect to the Consolidated Corporate Overhead of Holdings as of the twelve consecutive fiscal months ending June 30, 2016, the Administrative Agent and Lenders hereby conditionally waive, through the date hereof, any Default or Event of Default that may have occurred pursuant to Section 8.1(c) of the Credit Agreement due to the failure of Holdings to maintain a Consolidated Corporate Overhead of less than $1,200,000 in the twelve consecutive fiscal months ending June 30, 2016, as required by Section 6.8(e) of the Credit Agreement.
Amendment
At your request, in accordance with Section 10.5 of the Credit Agreement, the Administrative Agent and Lenders agree that

1. Section 2.13 of the Credit Agreement is hereby amended by replacing subsection (c)(iv) of such Section in its entirety with the following:
(iv) to pay Consolidated Corporate Overhead in an aggregate amount not to exceed $1,350,000 in any period of twelve consecutive fiscal months,
and
2. Section 6.8 of the Credit Agreement is hereby amended by replacing subsection (e) of such Section in its entirety with the following:
(e) Maximum Consolidated Corporate Overhead. Holdings shall not permit Consolidated Corporate Overhead to exceed $1,350,000 in any period of twelve consecutive fiscal months.
Nothing herein, nor any communications among Administrative Agent, any Lender or any Credit Party shall be deemed a waiver with respect to any Events of Default (except as expressly provided herein), or any waiver of a future failure of any Credit Party to comply fully with any provision of the Credit Agreement or any provision of any other Credit Document (including, but not limited to, any possible future Event of Default of which the Administrative Agent or any Lender may have been advised).
Except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and the waiver and amendment set forth above are limited solely to the matters stated above and shall not be deemed to be a waiver or amendment of, or consent to departure from, any other provision of the Credit Agreement. Without limiting the foregoing, except as expressly provided herein, the Administrative Agent and Lenders expressly reserve all of their rights, powers, privileges and remedies under the Credit Agreement, the other Credit Documents and applicable law. This amendment letter is a Credit Document. This amendment letter shall be governed by, and construed in accordance with the internal laws of the State of New York. Delivery of an executed signature page of this letter by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
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Very truly yours,
                                                                                                GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.,
                                                                                                as Administrative Agent, Lead Arranger and Collateral Agent

                                                                                                By: /s/ Stephen Hipp
                                                                                                 Name: Stephen Hipp
Title: Senior Vice President

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.,
as a Lender

By:/s/ Stephen Hipp
 Name: Stephen Hipp
Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

HERE TO SERVE – MISSOURI WASTE DIVISION, LLC

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

MERIDIAN WASTE SOLUTIONS, INC., as Holdings

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

HERE TO SERVE – GEORGIA WASTE DIVISION, LLC

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP.

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: President

MERIDIAN LAND COMPANY, LLC

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

CHRISTIAN DISPOSAL, LLC

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

FWCD, LLC

By: /s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

cc:
Richard J. Dreger, Attorney at Law, P.C.
11660 Alpharetta Highway
Building 700, Suite 730
Roswell, Georgia 30076
(678) 566-6938 (Facsimile)